SF Partnership, LLP

Chartered Accountants

March 29, 2007

Private and Confidential

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

RE: M-WISE, INC.

We have read the statements made by M-WISE, INC. in Item 4.01 (a) of the accompanying Form 8-K, which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm and the circumstances surrounding our resignation.

Yours truly,

SF Partnership, LLP

Bradley Waese
Direct Line: (416) 646-8057
E-mail Address: bwaese@sfgroup.ca

BW/es